GAM INTERNATIONAL MANAGEMENT LIMITED ("GIML")

                                 CODE OF ETHICS
         PURSUANT TO RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940

This Code of Ethics Statement (the "Code") shall apply to the investment operations of GIML as required by Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Code applies to every "Access Person" of GIML. An Access Person means a person who has access to non-public information relating to a client's purchase or sale of securities. Rule 204A-1 presumes the firm's directors and officers are Access Persons. Investment Personnel acting on behalf of GIML are also deemed to be Access Persons.

The Code governs conflicts of interest in personal securities transactions that may arise when Access Persons of GIML invest in a security or fund that is held or to be acquired by a GIML client, and is designed to prevent circumstances that may result in an actual or potential conflict of interest or the appearance thereof and abuses of an individual's position of trust and responsibility. In accordance with Section 204A of the Advisers Act, the Code is reasonably designed, taking into consideration the nature of GIML's business to prevent any Access Person from trading in a security or fund while in possession of material non-public information ("insider trading").

Every Access Person must read and acknowledge receipt of the Code and any amendments thereto. Any questions regarding the Code should be referred to the Chief Compliance Officer ("CCO") of GIML (who is also the Head of Compliance
(UK)).

STANDARDS OF CONDUCT

All Access Persons have a duty at all times to place the interests of clients above their own interests, and never to take inappropriate advantage of their position. All Access Persons are prohibited from engaging in, or recommending, any transaction of a security or fund that places or appears to place their own interests above that of any client, and shall insure that all Personal securities Transactions are conducted consistent with this Code or any other separate procedures in force in such a manner as to avoid any actual or potential conflict of interest, or any abuse of an Access Person's position of trust and responsibility.

Confidential Information All information concerning the identity of Reportable Security holdings and financial circumstances of GIML's Clients is confidential and may only be disclosed by Access Persons pursuant to Group or GIML policies. All Access Persons are prohibited from divulging current and anticipated portfolio transactions or strategies with respect to any Client to anyone unless it is properly within his or her duties to do so.

Inside Information All Access Persons are prohibited from engaging in any transaction for their own benefit or the benefit of others, including Clients, while in possession of material non-public information. As more fully set forth in the GAM Group's Inside Information Policy on GAM Online, information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the GAM Group, except to Compliance. In addition, care should be taken so that such information is secure. An inside list is maintained by Compliance. Under no circumstances would a transaction, whether for a client or a personal account, be permitted in a security on the inside list.
Penalties for trading on or communicating material non-public information can be severe under both the laws of the US and UK, including a fine and/or jail sentence.

Gifts An Access Person may accept a gift from any person that does business with or on behalf of any GAM Group entity if, following a review of any potential conflicts of interest by Compliance, Compliance has pre-approved such gift or gifts and the matter has been duly recorded in the gifts register.

Political Contributions The Advisers Act prohibits practices commonly known as "pay to play," where an investment adviser or its employees directly or indirectly make contributions or other payments to public officials with the intent of generating investment advisory business. Access Persons are prohibited from making a contribution (whether a gift, donation or other contribution) to any government official (where that individual is directly or indirectly responsible for, or can influence the hiring of, an investment adviser by a government entity or has the authority to appoint any person who is directly or indirectly responsible for, or can influence the hiring of, an investment adviser by a government entity). Access Persons are also prohibited from coordinating, or soliciting any third party to make, any contribution to a government official. An Access Person may not do anything indirectly that if done directly would result in a violation of this Section (e.g., a spouse making a contribution that the employee could not make himself or herself).

January 2011

PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS

Procedures are set out in the UK PA Dealing Policy which applies to all Access Persons. These include:

Prior Approval - All Access Persons engaging in any Personal Securities Transaction shall obtain prior-approval from line manager and Compliance. Compliance may undertake such investigation as considered necessary to determine whether the transaction complies with this Code and the UK Personal Account Dealing Policy.

Reporting - All Access persons shall, within 30 days of such transaction, submit or have submitted to Compliance a bank or broker's confirmation detailing the transaction. Where these have not been submitted previously, the relevant broker's confirmations should be included with the Quarterly Transactions Report to Compliance (see below).

Holding Period -No Access Person shall profit from the purchase and sale, or sale and purchase of the same Reportable Security of which such Access Person has a Beneficial Ownership within 30 calendar days. This restriction may be waived in appropriate cases, at the discretion of Compliance.

Restrictions - An Access Person must not engage in a Personal Securities Transaction within seven business days (either in advance or retrospectively) of transactions executed in the same security or fund on behalf of funds or portfolios that he or she manages or administers, unless Compliance determines that under the circumstances the applicable Clients have not been adversely affected by the transaction..

Private Placements and IPOs As an Access Person, you may not acquire Beneficial Ownership of any Reportable Security in a private placement or an initial public offering (an "IPO"), or subsequently sell such interests, unless you have received the prior written approval of Compliance. In approving such investments, consideration will be given as to whether the investment opportunity should be reserved for a Client.

Blackout Periods From time to time a Blackout Period may be applicable to transactions in a Reportable Security. This would also apply to a position in a portfolio or fund managed by the Access Person for which a sale or purchase is contemplated, in addition to any personal account transaction.

The UK PA Dealing Policy sets out further details of these procedures and should be read in conjunction with this Code of Ethics.

REPORTING OBLIGATIONS OF ACCESS PERSONS

Access Persons are required to follow reporting procedures outlined in the "U.K. Personal Account Dealing Policy". See procedures on GAM Online or contact Compliance.

In addition to the requirements set out in the UK Personal Account Dealing Policy, Access Persons are required to submit the following reports:

Initial Report Within 10 calendar days of commencing employment or within 10 calendar days of any event that causes you to become an Access Person under this Code, you must provide Compliance with a list of Reportable Securities holdings and brokerage accounts in which you have a Beneficial Ownership interest. These reports must be current to within 45 calendar days of becoming an Access Person and must include the information required in the form attached hereto as Appendix C. [Reportable Securities excludes Government bonds and cash/money market investments- please see Appendix A for definitions].

You should arrange for Compliance to receive duplicate copies of all transaction confirmations.

Annual Holdings Report All Access Persons must report to Compliance on an annual basis the holdings of all Reportable Securities in which they have a beneficial ownership interest (Appendix D). The information in the Annual Holdings Report must be current as of a date no more than 45 calendar days before the report is submitted. This report will be requested in January each year.

Quarterly Transactions Report All Access Persons must submit a transaction report no later than 30 days after the end of each calendar quarter which details all transactions during the quarter in Reportable Securities. A report of all transactions reported to Compliance is sent to each Access Persons, who are required to confirm the accuracy of this report by signing and returning to Compliance.

January 2011

The following are excluded from reporting requirements:
      o Transactions effected pursuant to an automatic investment plan (unless the transaction overrides the set schedule or allocations of the plan);
      o Securities held in accounts over which the Access Person has no direct influence of control.

This Code should also be read in conjunction with the Group External Directorships and Mandates Policy, the Group Gifts and UK Gifts and Entertainment Policies, which apply to all employees including Access Persons.

MONITORING

The Chief Compliance Officer for GIML will monitor compliance with the Code of Ethics, and all Policies referred to herein, by all persons subject to it.

REPORTING VIOLATIONS

Access Persons are required to report any violations of the Code they become aware of promptly to Compliance. Through the GAM UK Whistleblowing Policy (see GAM Online), GIML is committed to providing an avenue for Access Persons to raise concerns and have reassurance that they will be protected from reprisals for whistleblowing in good faith.

RECORD KEEPING

Compliance shall maintain (i) a record of any violation of this Code, (ii) a copy of each report made by an Access Person pursuant to this Code, (iii) a list of all Access Persons and (iv) record of all acknowledgements of receipt of this Code by those persons. These records will be kept for a period of five years.

January 2011

                           APPENDIX A - DEFINED TERMS


ACCESS PERSON means every person associated with GIML who has access to non-public information regarding clients' purchases or sales of securities or involved in making securities recommendations to clients. The definition presumes that every director and officer are Access Persons. This term covers not only the Access Person, but also any other member of the Access Person's immediate household, any trust or estate of which the person or spouse is a trustee, fiduciary or beneficiary or any person for whom the Access Person directs or effects transactions under a power of attorney or otherwise.

BENEFICIAL OWNERSHIP

As a general matter, you are considered to have a "Beneficial Ownership" interest in a Reportable Security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Reportable Security. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY REPORTABLE SECURITY HELD, INDIVIDUALLY OR JOINTLY, BY YOU AND/OR BY A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by Compliance based on a showing that your interest or control is sufficiently attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest in a Reportable Security held by: (1) a JOINT ACCOUNT to which you or a member of your Immediate Family are a party; (2) a PARTNERSHIP in which you or a member of your Immediate Family are a general partner; (3) a LIMITED LIABILITY COMPANY in which you or a Member of your Immediate Family are a manager-member; or (4) a TRUST in which you or a member of your Immediate Family has a pecuniary interest.

IMMEDIATE FAMILY includes your spouse, cohabitor, child, any family trusts and family companies of which you are sole trustee and any manager of your portfolio.

CHIEF COMPLIANCE OFFICER (as per the SEC Rules) means the individual who is responsible for administering GIML's written compliance policies and procedures.

INVESTMENT PERSONNEL means any Access Person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Reportable Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

REPORTABLE SECURITY includes all securities with the following exceptions:
     o   securities issued or guaranteed by the US or UK government
     o   money market instruments
     o   shares of money market funds
     o shares issued by registered open-end investment funds other than those for which GIML or another firm within the GAM Group acts as investment manager/adviser.

January 2011

APPENDIX B


                      GAM INTERNATIONAL MANAGEMENT LIMITED

                                 CODE OF ETHICS
         PURSUANT TO RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940

                                 ACKNOWLEDGEMENT



I hereby acknowledge that I have read, understand and will comply with the GIML Code of Ethics and Policy Statement (the "GIML Code of Ethics").

I also understand that any violations of the GIML Code of Ethics or any policies of the GAM Group incorporated by reference herein may subject me to dismissal from the entity with which I am employed within the GAM Group.

By signing below I agree to place and have placed the interests of the GAM Group and the GAM Group's clients, at all times material hereto, before my own personal interests.



Date: _________________________

                                   -------------------------------------
                                   Print Name


                                   -------------------------------------
                                   Signature

January 2011

APPENDIX C


                             Initial Holdings Report

This report is required of all employees who are subject to the GIML Code of Ethics and have been identified as "Access Persons" or "Investment Personnel" as those terms are defined under the Code.

            This report must be completed and returned to London Compliance within 10 days of receipt. Identify each Reportable Security(1) held by you or for your direct or indirect benefit.

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         TITLE OF THE REPORTABLE SECURITY OR            TYPE OF REPORTABLE        NUMBER OF SHARES HELD OR
      NAME OF ISSUER (INCLUDING TICKER OR CUSIP)             SECURITY        PRINCIPAL AMOUNT OF THE REPORTABLE
                                                                                          SECURITY
------------------------------------------------------------------------------------------------------------------


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


Identify the name and address of each Broker-Dealer or Bank with whom you maintain an account in which Reportable Securities are held for your direct or indirect benefit.

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NAME OF BROKER-DEALER OR BANK                          ADDRESS AND TELEPHONE
------------------------------------------------------------------------------------------------------------------


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

I hereby certify that the information provided on this form is current as of a date no more than 45 days before the date of this report and I have identified all of the Reportable Securities and all accounts that hold Reportable Securities in which I have a Beneficial Ownership interest

Name (printed): _____________________       Date: _____________________

Signature:  _________________________


-------------------------
(1) For a definition of Reportable Security please refer to Appendix A of the Code.

January 2011

APPENDIX D


                             Annual Holdings Report

This report is required of all employees, who are subject to the GIML Code of Ethics and have been identified as "Access Persons" or "Investment Personnel" as those terms are defined under the Code.

 This report must be current as of December 31, 200_ and submitted to London Compliance no later than February 14, 200_. Identify each Reportable Security(2) held by you or for your direct or indirect benefit.

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         TITLE OF THE REPORTABLE SECURITY OR            TYPE OF REPORTABLE        NUMBER OF SHARES HELD OR
      NAME OF ISSUER (INCLUDING TICKER OR CUSIP)             SECURITY        PRINCIPAL AMOUNT OF THE REPORTABLE
                                                                                          SECURITY
------------------------------------------------------------------------------------------------------------------


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


Identify the name and address of each Broker-Dealer or Bank with whom you maintain an account in which Reportable Securities are held for your direct or indirect benefit.

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NAME OF BROKER-DEALER OR BANK                          ADDRESS AND TELEPHONE
------------------------------------------------------------------------------------------------------------------


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

I hereby certify that the information provided on this form is current as of a date no more than 45 days before the date of this report and I have identified all of the Reportable Securities and all accounts that hold Reportable Securities in which I have a Beneficial Ownership interest

Name (printed): _____________________       Date: _____________________

Signature:  _________________________



-------------------------
(2) For a definition of Reportable Security please refer to Appendix A of the Code.

January 2011